Exhibit 99.1

Contact:

John Mills, Partner

ICR, Inc.

646-277-1254

ir@nutrisystem.com

John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS, EXCEEDING EXPECTATIONS

Company Reports 31% Top-Line Increase for First Quarter 2017 and On Track to Achieve Fourth Consecutive Year of Double-Digit Revenue Growth

Company Raises Full Year 2017 Revenue and Diluted Income Per Share Guidance

Fort Washington, PA—April 26—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services including Nutrisystem® and South Beach Diet® brands, today reported financial results for the first quarter ended March 31, 2017.

Dawn Zier, President and Chief Executive Officer, stated, “We are pleased to report another strong Diet Season resulting in our 15th consecutive quarter of year-over-year revenue growth. Nutrisystem’s Lean 13 campaign exceeded our expectations around customer acquisition and reactivation. Additionally, our a la carte and shake sales showed significant growth. The official launch of the South Beach Diet is also resonating with consumers and is meeting our expectations.”

Ms. Zier added, “The Nutrisystem brand is as strong as ever and our multi-brand strategy is taking hold. We believe our investments in new products, new brands and further enhancements to the customer experience have us well positioned to achieve our fourth consecutive year of double-digit revenue growth and deliver meaningful ongoing value to our shareholders.”

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

First Quarter 2017 Compared to First Quarter 2016

•	Revenue increased 31% to $212.7 million, compared to $162.1 million.
•	Gross margin increased 230 basis points to 53.8% compared to 51.5%.
•	Net income increased 193% to $7.5 million, which reflects a $1.4 million tax benefit.
•	Diluted income per common share increased 178% to $0.25, compared to $0.09.
•	Adjusted EBITDA increased 94% to $15.5 million, compared to $8.0 million.
•	The Board of Directors has declared a quarterly dividend of $0.175 per share, payable May 18, 2017 to stockholders of record as of May 8, 2017.

Mike Monahan, Chief Financial Officer, commented, “Our business continues to show strength. We were able to improve gross and operating margins during the first quarter even as we continued to invest in our new South Beach Diet brand. As a result we are raising our full year guidance for both revenue and diluted income per share.”

Second Quarter and Updated Full Year 2017 Guidance

The Company’s second quarter and updated full year 2017 guidance are outlined below. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

•

Second quarter revenue is expected to be in the range of $178 to $183 million, net income between $17.6 and $18.9 million, diluted income per common share between $0.58 and $0.63, and adjusted EBITDA between $34 and $36 million.

•

Full year 2017 revenue is now expected to be in the range of $650 to $665 million compared to the previous range of $630 to $650 million, net income between $49.9 and $52.9 million compared to the previous range of $46.8 to $49.7 million, diluted income per common share between $1.65 and $1.75 compared to the previous range of $1.55 to $1.65, and adjusted EBITDA between $100.0 and $104.5 million compared to the previous range of $95.8 to $100.3 million.

Conference Call and Webcast

Management will host a conference call to discuss first quarter 2017 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer, Dawn Zier, Chief Financial Officer, Mike Monahan, and Chief Marketing Officer, Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 13659320.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to an adjusted financial measure (adjusted EBITDA) which has a directly comparable GAAP financial measure (net income). In this release, adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation. The Company excludes non-cash employee compensation because it is a non-cash expense that is not reflective of the cash expenses of the Company. EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as second quarter and updated full year 2017 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s marketing expenditures, including the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leader in the weight loss industry, having helped millions of people lose weight over the course of 45 years. The Company’s multi-brand approach to weight loss includes two distinct programs for 2017. From the flagship Nutrisystem® brand comes the clinically-tested Nutrisystem® Lean13 program, designed to deliver weight loss of up to 13 pounds and seven inches in the first month. In 2017, South Beach Diet® became an all-new structured meal delivery weight-loss program following the acquisition of the brand in December 2015. Additional Nutrisystem branded weight-loss products include Fast 5 and Turbo 10, as well as multi-day kits and individual products at select retail outlets.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
REVENUE	$212,677	$162,110

COSTS AND EXPENSES:
Cost of revenue	98,230	78,558
Marketing	81,678	59,354
General and administrative	19,589	17,562
Depreciation and amortization	3,777	2,850
Total costs and expenses	203,274	158,324
Operating income	9,403	3,786
INTEREST (INCOME) EXPENSE, net	(24)	13
Income before income tax expense	9,427	3,773
INCOME TAX EXPENSE	1,943	1,221
Net income	$7,484	$2,552
BASIC INCOME PER COMMON SHARE	$0.25	$0.09
DILUTED INCOME PER COMMON SHARE	$0.25	$0.09
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,558	29,027
Diluted	29,985	29,371
DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	March 31,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,017	$9,623
Short term investments	28,424	23,873
Receivables	26,432	17,560
Inventories	31,406	38,504
Other current assets	9,080	10,084
Total current assets	133,359	99,644
FIXED ASSETS, net	31,793	32,643
INTANGIBLE ASSETS, net	13,834	14,084
DEFERRED INCOME TAXES	7,209	6,940
OTHER ASSETS	916	929
Total assets	$187,111	$154,240
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$55,426	$33,106
Accrued payroll and related benefits	3,370	10,351
Income taxes payable	2,453	228
Deferred revenue	17,705	7,482
Other accrued expenses and current liabilities	7,604	6,672
Total current liabilities	86,558	57,839
NON-CURRENT LIABILITIES	1,861	1,877
Total liabilities	88,419	59,716

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 30,439 at March 31, 2017 and 30,203 at December 31, 2016)	30	30
Additional paid-in capital	58,177	54,057
Treasury stock, at cost, 546 shares at March 31, 2017 and 517 shares at December 31, 2016	(9,659)	(8,329)
Retained earnings	50,180	48,799
Accumulated other comprehensive loss	(36)	(33)
Total stockholders’ equity	98,692	94,524
Total liabilities and stockholders’ equity	$187,111	$154,240

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,484	$2,552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,777	2,850
Loss on disposal of fixed assets	0	96
Share–based compensation expense	2,317	1,347
Deferred income tax (benefit) expense	(276)	431
Other charges	3	(2)
Changes in operating assets and liabilities:
Receivables	(8,872)	(4,652)
Inventories	7,098	2,484
Other assets	1,017	356
Accounts payable	22,557	11,308
Accrued payroll and related benefits	(6,981)	(3,308)
Deferred revenue	10,223	5,152
Income taxes	2,234	(70)
Other accrued expenses and liabilities	434	1,475
Net cash provided by operating activities	41,015	20,019
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(6,496)	(4,385)
Proceeds from sales of short term investments	1,937	2,214
Capital additions	(2,432)	(2,718)
Net cash used in investing activities	(6,991)	(4,889)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	1,803	0
Employee tax withholdings related to the vesting of equity awards	(1,330)	(2,455)
Excess tax benefits from share-based compensation	0	862
Repurchase and retirement of common stock to satisfy employee tax withholdings	(785)	0
Payment of dividends	(5,318)	(5,180)
Net cash used in financing activities	(5,630)	(6,773)
NET INCREASE IN CASH AND CASH EQUIVALENTS	28,394	8,357
CASH AND CASH EQUIVALENTS, beginning of period	9,623	6,191
CASH AND CASH EQUIVALENTS, end of period	$38,017	$14,548

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016

Net income	$7,484	$2,552
Interest (income) expense, net	(24)	13
Income tax expense	1,943	1,221
Depreciation and amortization	3,777	2,850
EBITDA	13,180	6,636
Non-cash employee compensation expense	2,317	1,347
Adjusted EBITDA	$15,497	$7,983

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP GUIDANCE

(Unaudited, in thousands)

	Three Months Ending June 30, 2017		Year Ending December 31, 2017
	Low	High	Low	High

Net income	$17,647	$18,945	$49,908	$52,910
Interest expense, net	30	30	70	70
Income tax expense	9,548	10,250	24,917	26,415
Depreciation and amortization	3,925	3,925	15,675	15,675
EBITDA	31,150	33,150	90,570	95,070
Non-cash employee compensation expense	2,850	2,850	9,430	9,430
Adjusted EBITDA	$34,000	$36,000	$100,000	$104,500